UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2012

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

909 Fannin, Suite 1850

Houston, Texas, 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation

On April 30, 2012, effective immediately, J. Darby Seré resigned from the positions of Chairman of the Board, President and Chief Executive Officer of GeoMet, Inc. (the “Company”).  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company and Mr. Seré entered into a separation agreement that provides that Mr. Seré will receive a lump sum payment of $499,500, which is equal to 18 months of his base salary, and $2,000 per month for 18 months which is the cost of medical insurance premiums for continued coverage under the Company’s group medical plan for that period. The separation agreement further provided that the remaining unvested portion of the restricted stock awards, restricted stock unit awards and stock option awards granted to Mr. Seré were immediately vested.  In addition, the time period for Mr. Seré’s right to exercise the stock option awards has been extended to the earlier of the original expiration date of each stock option award or April 30, 2015.

Mr. Seré will remain as a consultant for the Company for a period of up to nine months to insure an orderly transition of responsibilities.  Mr. Seré will receive a fixed fee of $30,000 per month during that period.  He will be available full time for the first 90 days and available 60% of his time for the next 180 days.

The separation agreement and consulting agreement provided to Mr. Seré are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Appointments

The Board of Directors of the Company appointed Michael Y. McGovern as the Company’s Chairman of the Board; William C. Rankin, as a new Board member and as its new President and Chief Executive Officer; and Tony Oviedo, as the Company’s Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Controller.

Mr. Rankin has served as Executive Vice President and Chief Financial Officer of the Company since 2000. Mr. Rankin has 41 years experience as an accountant and financial manager, including 35 years as a financial officer with publicly and privately owned energy companies. Mr. Rankin is a Certified Public Accountant and holds a Bachelors degree in Accounting from the University of Arkansas.

Mr. Oviedo was the financial reporting manager for the Company from March 2006 through October 2007 and has served as the Vice President, Chief Accounting Officer and Controller from that date forward. Mr. Oviedo is a certified public accountant and holds a

Bachelors degree in Business Administration with a concentration in accounting and tax from the University of Houston.

Each of Mr. Rankin and Mr. Oviedo are negotiating an amended and restated employment agreement that will replace their previous employment agreements.  In addition, Brett S. Camp, the Company’s Senior Vice President—Operations is negotiating an employment agreement.

Mr. Camp is a founder of the Company and has been its Senior Vice President- Operations since 2000. Mr. Camp has 31 years experience as a professional geologist; four years at USX Corporation and 27 years at GeoMet. Mr. Camp holds a Bachelors degree in Geology from Eastern Illinois University. Mr. Camp has over 18 years experience managing CBM development properties.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

10.1	Separation Agreement dated April 30, 2012

10.2	Consulting Agreement dated April 30, 2012

99.1	Press release dated April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: May 3, 2012	By:	/s/ Tony Oviedo
	Name:	Tony Oviedo
	Title:	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Controller

Exhibit Index

Exhibit Number	Title of Document

10.1	Separation Agreement dated April 30, 2012

10.2	Consulting Agreement dated April 30, 2012

99.1	Press release dated April 30, 2012.